Exhibit 99.1
Contact: Richard Crowley
Micrel, Incorporated
2180 Fortune Drive
San Jose, CA 95131
Phone: (408) 944-0800
                                                                 [MICREL LOGO]

Press Release

              Micrel Board Increases Amount Authorized Under Share
                                Repurchase Plan

   San Jose, CA, September 5, 2006 - Micrel, Incorporated (Nasdaq NM: MCRL), an industry leader in high performance analog and high-speed mixed signal solutions reported today that its Board of Directors has approved an increase to the amount authorized for the repurchase of the Company's common stock. The new authorization supersedes the Company's previously approved stock repurchase authorization and increases the amount authorized for share repurchase for calendar year 2006 to $100 million, from the previously authorized amount of $75 million.

   The Company stated that the repurchases may occur from time to time in the open market or in privately negotiated transactions through December 31, 2006. The timing and amount of any repurchase of shares will be determined by the Company's management, based on its evaluation of market conditions and other factors.

   Micrel had 79,892,558 shares of common stock outstanding as of August 31, 2006.


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM
ACT OF 1995

   This release includes statements that qualify as forward-looking statements under the Private Securities Reform Act of 1995. Those statements include statements about our expectations regarding the future repurchase of Micrel common stock. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Those risks and uncertainties include, but are not limited to, such factors as: the relative performance of the economy and the U.S. stock markets as a whole, fluctuations in the market price of Micrel's common stock and other market conditions, the difficulty of predicting our future cash needs, the nature of other investment opportunities available to the Company from time to time and Micrel's operating cash flow. For further discussion of these risks and uncertainties, we refer you to the documents the Company files with the SEC from time to time, including the Company's Annual Report on Form 10-K for the year ended December 31, 2005 and quarterly report on Form 10-Q for the quarter ended June 30, 2006 All forward-looking statements are made as of today, and the Company disclaims any duty to update such statements.